                                                                 EXHIBIT 10.21.3


                                AMENDMENT NO. 2
                                     TO THE
                          KEY PRODUCTION COMPANY, INC.
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

          THIS AMENDMENT NO. 2 TO THE KEY PRODUCTION COMPANY, INC. ("KEY") STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, AS AMENDED BY AMENDMENT NO. 1, DATED JANUARY 27, 1997, (THE "PLAN") IS ADOPTED EFFECTIVE MARCH 14, 1997.

                                    RECITALS

A. Key adopted the Plan effective December 9, 1992, and has granted options to acquire Key common stock to its non-employee directors under the Plan in an amount equal to 112,500 of the shares originally reserved for issuance under the Plan.

B. The Board of Directors of Key has determined that it is in the best interests of Key to amend the plan to increase the number of shares reserved under the Plan.

C. Capitalized terms used in this Amendment and not defined herein shall have the meanings given to such terms in the Plan.


                             AMENDMENT TO THE PLAN

The Plan is hereby amended as follows:

1. Section 4.1 is hereby amended by changing the first sentence in its entirety to read as follows:

          "The total number of Shares as to which Options may be granted pursuant to the Plan shall be 360,000 in the aggregate."

2. The Plan may be amended and restated to include the provisions of this Amendment.

3.  Except as so amended, the Plan shall continue in effect with no change.

     Adopted March 14, 1997


                                  KEY PRODUCTION COMPANY, INC.,
                                  A DELAWARE CORPORATION



                                  BY:  /S/ F.H. MERELLI
                                       -------------------------------------
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER